Exhibit 99.1
Customers Bancorp, Inc. (NYSE:CUBI)
701 Reading Avenue
West Reading, PA 19611

Contact:
David W. Patti, Communications Director 610-451-9452
Customers Bancorp Reports Results for Second Quarter 2024
Second Quarter 2024 Highlights
•Q2 2024 net income available to common shareholders was $54.3 million, or $1.66 per diluted share; ROAA was 1.11% and ROCE was 13.85%.
•Q2 2024 core earnings*1 were $48.6 million, or $1.49 per diluted share; Core ROAA* was 1.00% and Core ROCE* was 12.39%.
•CET 1 ratio of 12.8%2 at June 30, 2024, compared to 12.6% at March 31, 2024, above the approximately 11.5% target.
•TCE / TA ratio* of 7.7% at June 30, 2024, compared to 7.3% at March 31, 2024, above the approximately 7.5% target.
•Total loans and leases grew by $375.8 million in Q2 2024 from Q1 2024 or 11% annualized.
•Q2 2024 net interest margin, tax equivalent (“NIM”) was 3.29%, compared to Q1 2024 NIM of 3.10%, due to higher loan balances and lower cost of deposits.
•Q2 2024 deposit inflows from commercial customers of $0.6 billion, along with excess cash, funded the paydown of $0.5 billion of higher-cost consumer deposits and $0.3 billion of maturing wholesale CDs. Total deposits decreased by $283.3 million in Q2 2024 from Q1 2024 with significant continued positive mix shift.
•Total estimated insured deposits were 76%3 of total deposits at June 30, 2024, with immediately available liquidity covering estimated uninsured deposits3 by approximately 193%.
•Total borrowings declined by $176.6 million in Q2 2024 from Q1 2024 or 11.8%
•Non-performing assets were $47.4 million, or 0.23% of total assets, at June 30, 2024 compared to 0.17% at March 31, 2024. Allowance for credit losses on loans and leases equaled 280% of non-performing loans at June 30, 2024, compared to 374% at March 31, 2024.
•Q2 2024 provision for credit losses on loans and leases was $17.9 million compared to $16.0 million in Q1 2024 and the coverage of credit loss reserves for loans and leases held for investment was 1.08%. The coverage of credit loss reserves for loans and leases held for investment decreased modestly from 1.12% in Q1 2024.
•Q2 2024 book value per share and tangible book value per share* both grew by approximately $1.52, or 3.1% over Q1 2024, driven by strong quarterly earnings and a decrease in AOCI losses of $0.9 million over the same time period. Tangible book value per share* is $50.70 at June 30, 2024.
•Adopted a one-year common stock repurchase program to repurchase up to 497,509 shares.

*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

[1] Excludes pre-tax unrealized gain on equity method investments purchased at a discount in Q2 2024 of $11.0 million, severance expense of $2.6 million, loss on investment securities of $0.7 million, FDIC special assessment expense of $0.2 million and derivative credit valuation adjustment of $0.1 million.

[2] Regulatory capital ratios as of June 30, 2024 are estimates.
[3] Uninsured deposits (estimate) of $5.8 billion to be reported on the Bank’s call report, less deposits of $1.3 billion collateralized by standby letters of credit from the FHLB and from our affiliates of $143.6 million.

CEO Commentary
West Reading, PA, July 25, 2024 - “Customers Bancorp delivered another strong performance in the second quarter of 2024, continuing to deliver on our strategic priorities to grow our franchise value, our margins and our loans and low-cost deposits,” said Customers Bancorp Chairman and CEO Jay Sidhu. “We are pleased to share that actions we took over the last six quarters have enabled us to exceed our 11.5% CET1 and 7.5% TCE / TA ratio* targets. We are now positioned for strategic, relationship-based loan and deposit growth as we demonstrated this quarter. We have strong momentum as we pursue phase two of our deposit transformation – remixing existing higher-cost business unit deposits*1 and brokered deposits into lower-cost and granular deposits. We had a robust pipeline within our existing businesses which has been materially enhanced by the 10 new banking teams that joined Customers in April. In the quarter, we utilized deposit growth from commercial customers of $0.6 billion and existing excess cash to runoff $0.5 billion of higher-cost consumer deposits and repay $0.3 billion in wholesale CDs. Business unit deposit*1 gross inflows were, once again, broad-based with more than 20 different channels increasing balances and roughly half contributing $25 million or more. Our 10 new deposit focused banking teams, with only two months of client activity, have opened more than 1,000 new deposit accounts for more than 700 customers in the quarter. Our deposit pipelines continue to grow with an extraordinary conversion ratio. Our net interest margin expanded by 19 basis points in the second quarter to 3.29% outpacing current industry trends. This expansion was a function of improvements in both the asset and liability components of the balance sheet. Capital levels continued to build as evidenced by a 40 basis point increase in our TCE / TA ratio*. In June, our Board of Directors authorized a share repurchase program providing an additional capital deployment tool that can be utilized. Enhanced by the addition of our new banking teams, we believe we are extremely well-positioned to continue to strengthen our deposit franchise, improve our profitability, and maintain our already strong capital ratios,” stated Jay Sidhu.
“Our Q2 2024 GAAP earnings were $54.3 million, or $1.66 per diluted share, and core earnings* were $48.6 million, or $1.49 per diluted share. At June 30, 2024, our deposit base was well diversified, with approximately 76%2 of total deposits insured. We maintain a strong liquidity position, with $8.3 billion of liquidity immediately available, which covers approximately 193% of uninsured deposits2 and our loan to deposit ratio was 77%. We continue to focus loan production where we have a holistic and primary relationship. Total loans and leases grew by $357.7 million driven by strong commercial loan growth of $396.1 million primarily in our Corporate and Specialized verticals. Our loan pipeline continued to build during the second quarter, and we remain confident in the 10% – 15% loan growth outlook previously provided. We continue to build liquidity and capital to support the needs of our customers. At June 30, 2024, we had $3.0 billion of cash on hand leading to prudent balance sheet and liquidity management. Asset quality remains strong with our NPA ratio at just 0.23% of total assets and reserve levels are robust at 280% of total non-performing loans at the end of Q2 2024. Our exposure to the higher risk commercial real estate office sector is minimal, representing approximately 1% of the loan portfolio. Continued execution on our strategic priorities has positioned us favorably for success in 2024 from a capital, credit, liquidity, interest rate risk and earnings perspective. We will remain disciplined, but opportunistic, with our balance sheet capacity to manage risk and maintain robust capital levels. Tangible Book Value per share* grew to $50.70. We are excited and optimistic about the opportunities we had in the first half of 2024, which have been enhanced by the addition of the new banking teams,” Jay Sidhu continued.

*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

[1] Total deposits excluding wholesale CDs and BMTX student-related deposits.
[2] Uninsured deposits (estimate) of $5.8 billion to be reported on the Bank’s call report, less deposits of $1.3 billion collateralized by standby letters of credit from the FHLB and from our affiliates of $143.6 million.

Financial Highlights

(Dollars in thousands, except per share data)	At or Three Months Ended		Increase (Decrease)
	June 30, 2024	March 31, 2024
Profitability Metrics:
Net income available for common shareholders	$54,300	$45,926	$8,374	18.2%
Diluted earnings per share	$1.66	$1.40	$0.26	18.6%
Core earnings*	$48,567	$46,532	$2,035	4.4%
Adjusted core earnings*	$48,567	$55,137	$(6,570)	(11.9)%
Core earnings per share*	$1.49	$1.42	$0.07	4.9%
Adjusted core earnings per share*	$1.49	$1.68	$(0.19)	(11.3)%
Return on average assets (“ROAA”)	1.11%	0.94%	0.17
Core ROAA*	1.00%	0.95%	0.05
Adjusted core ROAA*	1.00%	1.11%	(0.11)
Return on average common equity (“ROCE”)	13.85%	12.08%	1.77
Core ROCE*	12.39%	12.24%	0.15
Adjusted core ROCE*	12.39%	14.50%	(2.11)
Core pre-tax pre-provision net income*	$89,220	$83,674	$5,546	6.6%
Adjusted core pre-tax pre-provision net income*	$89,220	$94,988	$(5,768)	(6.1)%
Net interest margin, tax equivalent	3.29%	3.10%	0.19
Yield on loans (Loan yield)	7.17%	7.05%	0.12
Cost of deposits	3.40%	3.45%	(0.05)
Efficiency ratio	51.87%	54.58%	(2.71)
Core efficiency ratio*	53.47%	54.24%	(0.77)
Adjusted core efficiency ratio*	53.47%	48.02%	5.45
Non-interest expense to average total assets	1.98%	1.87%	0.11
Core non-interest expense to average total assets*	1.93%	1.86%	0.07
Adjusted core non-interest expense to average total assets*	1.93%	1.65%	0.28
Balance Sheet Trends:
Total assets	$20,942,975	$21,347,367	$(404,392)	(1.9)%
Total cash and investment securities	$6,523,036	$7,338,025	$(814,989)	(11.1)%
Total loans and leases	$13,632,639	$13,256,871	$375,768	2.8%
Non-interest bearing demand deposits	$4,474,862	$4,688,880	$(214,018)	(4.6)%
Total deposits	$17,678,093	$17,961,383	$(283,290)	(1.6)%
Capital Metrics:
Common Equity	$1,609,071	$1,553,823	$55,248	3.6%
Tangible Common Equity*	$1,605,442	$1,550,194	$55,248	3.6%
Common Equity to Total Assets	7.7%	7.3%	0.4
Tangible Common Equity to Tangible Assets*	7.7%	7.3%	0.4
Book Value per common share	$50.81	$49.29	$1.52	3.1%
Tangible Book Value per common share*	$50.70	$49.18	$1.52	3.1%
Common equity Tier 1 capital ratio (1)	12.8%	12.6%	0.2
Total risk based capital ratio (1)	15.8%	15.9%	(0.1)

(1) Regulatory capital ratios as of June 30, 2024 are estimates.
*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

Financial Highlights

(Dollars in thousands, except per share data)	At or Three Months Ended		Increase (Decrease)		Six Months Ended		Increase (Decrease)
	June 30, 2024	June 30, 2023			June 30, 2024	June 30, 2023
Profitability Metrics:
Net income available for common shareholders	$54,300	$44,007	$10,293	23.4%	$100,226	$94,272	$5,954	6.3%
Diluted earnings per share	$1.66	$1.39	$0.27	19.4%	$3.06	$2.95	$0.11	3.7%
Core earnings*	$48,567	$52,163	$(3,596)	(6.9)%	$95,099	$103,306	$(8,207)	(7.9)%
Adjusted core earnings*	$48,567	$52,163	$(3,596)	(6.9)%	$103,704	$103,306	$398	0.4%
Core earnings per share*	$1.49	$1.65	$(0.16)	(9.7)%	$2.90	$3.22	$(0.32)	(9.9)%
Adjusted core earnings per share*	$1.49	$1.65	$(0.16)	(9.7)%	$3.16	$3.22	$(0.06)	(1.9)%
Return on average assets (“ROAA”)	1.11%	0.88%	0.23		1.02%	0.96%	0.06
Core ROAA*	1.00%	1.03%	(0.03)		0.98%	1.04%	(0.06)
Adjusted core ROAA*	1.00%	1.03%	(0.03)		1.06%	1.04%	0.02
Return on average common equity (“ROCE”)	13.85%	13.22%	0.63		12.98%	14.57%	(1.59)
Core ROCE*	12.39%	15.67%	(3.28)		12.32%	15.97%	(3.65)
Adjusted core ROCE*	12.39%	15.67%	(3.28)		13.43%	15.97%	(2.54)
Core pre-tax pre-provision net income*	$89,220	$96,833	$(7,613)	(7.9)%	$172,894	$186,115	$(13,221)	(7.1)%
Adjusted core pre-tax pre-provision net income*	$89,220	$96,833	$(7,613)	(7.9)%	$184,208	$186,115	$(1,907)	(1.0)%
Net interest margin, tax equivalent	3.29%	3.15%	0.14		3.20%	3.06%	0.14
Yield on loans (Loan yield)	7.17%	6.83%	0.34		7.11%	6.77%	0.34
Cost of deposits	3.40%	3.11%	0.29		3.43%	3.22%	0.21
Efficiency ratio	51.87%	49.25%	2.62		53.16%	48.51%	4.65
Core efficiency ratio*	53.47%	47.84%	5.63		53.85%	47.49%	6.36
Adjusted core efficiency ratio*	53.47%	47.84%	5.63		50.79%	47.49%	3.30
Non-interest expense to average total assets	1.98%	1.65%	0.33		1.93%	1.60%	0.33
Core non-interest expense to average total assets*	1.93%	1.65%	0.28		1.89%	1.59%	0.30
Adjusted core non-interest expense to average total assets*	1.93%	1.65%	0.28		1.79%	1.59%	0.20
Balance Sheet Trends:
Total assets	$20,942,975	$22,028,565	$(1,085,590)	(4.9)%
Total cash and investment securities	$6,523,036	$7,238,422	$(715,386)	(9.9)%
Total loans and leases	$13,632,639	$13,910,907	$(278,268)	(2.0)%
Non-interest bearing demand deposits	$4,474,862	$4,490,198	$(15,336)	(0.3)%
Total deposits	$17,678,093	$17,950,431	$(272,338)	(1.5)%
Capital Metrics:
Common Equity	$1,609,071	$1,318,858	$290,213	22.0%
Tangible Common Equity*	$1,605,442	$1,315,229	$290,213	22.1%
Common Equity to Total Assets	7.7%	6.0%	1.7
Tangible Common Equity to Tangible Assets*	7.7%	6.0%	1.7
Book Value per common share	$50.81	$42.16	$8.65	20.5%
Tangible Book Value per common share*	$50.70	$42.04	$8.66	20.6%
Common equity Tier 1 capital ratio (1)	12.8%	10.3%	2.5
Total risk based capital ratio (1)	15.8%	13.2%	2.6

(1) Regulatory capital ratios as of June 30, 2024 are estimates.
*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

Key Balance Sheet Trends
Loans and Leases
The following table presents the composition of total loans and leases as of the dates indicated:

(Dollars in thousands)	June 30, 2024	% of Total	March 31, 2024	% of Total	June 30, 2023	% of Total
Loans and Leases Held for Investment
Commercial:
Commercial & industrial:
Specialized lending	$5,528,745	41.7%	$5,104,405	39.6%	$5,534,832	40.0%
Other commercial & industrial (1)	1,092,146	8.2	1,113,517	8.6	1,240,908	9.0
Mortgage finance	1,122,812	8.5	1,071,146	8.3	1,108,598	8.0
Multifamily	2,067,332	15.6	2,123,675	16.5	2,151,734	15.6
Commercial real estate owner occupied	805,779	6.1	806,278	6.3	842,042	6.1
Commercial real estate non-owner occupied	1,202,606	9.1	1,182,084	9.2	1,211,091	8.8
Construction	163,409	1.2	185,601	1.3	212,214	1.5
Total commercial loans and leases	11,982,829	90.4	11,586,706	89.8	12,301,419	89.0
Consumer:
Residential	481,503	3.6	482,537	3.8	487,199	3.5
Manufactured housing	35,901	0.3	37,382	0.3	41,664	0.3
Installment:
Personal	474,481	3.6	492,892	3.8	752,470	5.4
Other	282,201	2.1	299,714	2.3	250,047	1.8
Total installment loans	756,682	5.7	792,606	6.1	1,002,517	7.2
Total consumer loans	1,274,086	9.6	1,312,525	10.2	1,531,380	11.0
Total loans and leases held for investment	$13,256,915	100.0%	$12,899,231	100.0%	$13,832,799	100.0%

Loans Held for Sale
Residential	$2,684	0.7%	$870	0.2%	$1,234	1.6%
Installment:
Personal	125,598	33.4	137,755	38.5	76,874	98.4
Other	247,442	65.9	219,015	61.3	—	—
Total installment loans	373,040	99.3	356,770	99.8	76,874	98.4
Total loans held for sale	$375,724	100.0%	$357,640	100.0%	$78,108	100.0%

Total loans and leases portfolio	$13,632,639		$13,256,871		$13,910,907
(1)    Includes PPP loans of $38.3 million, $52.0 million and $188.8 million as of June 30, 2024, March 31, 2024 and June 30, 2023, respectively.
Loans and Leases Held for Investment
Loans and leases held for investment were $13.3 billion at June 30, 2024, up $357.7 million, or 2.8%, from March 31, 2024. Specialized lending increased $424.3 million, or 8.3% quarter-over-quarter, to $5.5 billion. Mortgage finance loans increased $51.7 million, or 4.8% quarter-over-quarter due to higher seasonal mortgage activity. Non-owner occupied commercial real estate loans increased modestly by $20.5 million, or 1.7% to $1.2 billion. Multifamily loans decreased $56.3 million, or 2.7% to $2.1 billion. Construction loans decreased $22.2 million, or 12.0% to $163.4 million. Other commercial and industrial loans decreased $21.4 million, or 1.9% quarter-over-quarter, to $1.1 billion. Consumer installment loans held for investment decreased $35.9 million, or 4.5% quarter-over-quarter, to $756.7 million due to the continued build out of the held-for-sale strategy and de-risking of the held-for-investment loan portfolio.
Loans and leases held for investment of $13.3 billion at June 30, 2024 were down $575.9 million, or 4.2%, year-over-year, largely driven by reduced balances in consumer installment loans of $245.8 million, or 24.5% year-over-year, other commercial and industrial loans of $148.8 million, which included a decrease in PPP loans primarily from guarantee payments, multifamily loans of $84.4 million, construction loans of $48.8 million and owner-occupied commercial real estate loans of $36.3 million.

Loans Held for Sale
Loans held for sale increased $18.1 million quarter-over-quarter, and were $375.7 million at June 30, 2024 due to the continued build out of the held-for-sale strategy in 2024.
Allowance for Credit Losses on Loans and Leases

The following table presents the allowance for credit losses on loans and leases as of the dates and for the periods presented:

	At or Three Months Ended		Increase (Decrease)	At or Three Months Ended		Increase (Decrease)
(Dollars in thousands)	June 30, 2024	March 31, 2024		June 30, 2024	June 30, 2023
Allowance for credit losses on loans and leases	$132,436	$133,296	$(860)	$132,436	$139,656	$(7,220)
Provision (benefit) for credit losses on loans and leases	$17,851	$15,953	$1,898	$17,851	$22,363	$(4,512)
Net charge-offs from loans held for investment	$18,711	$17,968	$743	$18,711	$15,564	$3,147
Annualized net charge-offs to average loans and leases	0.56%	0.55%		0.56%	0.42%
Coverage of credit loss reserves for loans and leases held for investment	1.08%	1.12%		1.08%	1.09%
Net charge-offs increased modestly with $18.7 million in Q2 2024, compared to $18.0 million in Q1 2024 and $15.6 million in Q2 2023.
Provision (benefit) for Credit Losses

	Three Months Ended		Increase (Decrease)	Three Months Ended		Increase (Decrease)
(Dollars in thousands)	June 30, 2024	March 31, 2024		June 30, 2024	June 30, 2023
Provision (benefit) for credit losses on loans and leases	$17,851	$15,953	$1,898	$17,851	$22,363	$(4,512)
Provision (benefit) for credit losses on available for sale debt securities	270	1,117	(847)	270	1,266	(996)
Provision for credit losses	18,121	17,070	1,051	18,121	23,629	(5,508)
Provision (benefit) for credit losses on unfunded commitments	1,594	430	1,164	1,594	(304)	1,898
Total provision for credit losses	$19,715	$17,500	$2,215	$19,715	$23,325	$(3,610)
The provision for credit losses on loans and leases in Q2 2024 was $17.9 million, compared to $16.0 million in Q1 2024. The higher provision in Q2 2024 was primarily due to an increase in commercial and industrial loan balances held for investment, partially offset by slight improvements in macroeconomic forecasts and by lower balances in consumer installment loans held for investment.
The provision for credit losses on available for sale investment securities in Q2 2024 was $0.3 million, compared to provision of $1.1 million in Q1 2024.
The provision for credit losses on loans and leases in Q2 2024 was $17.9 million, compared to $22.4 million in Q2 2023. The lower provision in Q2 2024 compared to the year ago period was primarily due to slight improvements in macroeconomic forecasts and by lower balances in consumer installment loans held for investment.
The provision for credit losses on available for sale investment securities in Q2 2024 was $0.3 million compared to provision of $1.3 million in Q2 2023.

Asset Quality
The following table presents asset quality metrics as of the dates indicated:

(Dollars in thousands)	June 30, 2024	March 31, 2024	Increase (Decrease)	June 30, 2024	June 30, 2023	Increase (Decrease)
Non-performing assets (“NPAs”):
Nonaccrual / non-performing loans (“NPLs”)	$47,380	$35,654	$11,726	$47,380	$28,244	$19,136
Non-performing assets	$47,444	$35,753	$11,691	$47,444	$28,380	$19,064
NPLs to total loans and leases	0.35%	0.27%		0.35%	0.20%
Reserves to NPLs	279.52%	373.86%		279.52%	494.46%
NPAs to total assets	0.23%	0.17%		0.23%	0.13%

Loans and leases (1) risk ratings:
Commercial loans and leases
Pass	$10,500,922	$10,095,611	$405,311	$10,500,922	$10,667,619	$(166,697)
Special Mention	170,014	194,365	(24,351)	170,014	166,468	3,546
Substandard	270,898	282,163	(11,265)	270,898	272,301	(1,403)
Total commercial loans and leases	10,941,834	10,572,139	369,695	10,941,834	11,106,388	(164,554)
Consumer loans
Performing	1,256,816	1,293,457	(36,641)	1,256,816	1,508,208	(251,392)
Non-performing	17,270	19,068	(1,798)	17,270	23,172	(5,902)
Total consumer loans	1,274,086	1,312,525	(38,439)	1,274,086	1,531,380	(257,294)
Loans and leases receivable (1)	$12,215,920	$11,884,664	$331,256	$12,215,920	$12,637,768	$(421,848)

(1)    Risk ratings are assigned to loans and leases held for investment, and excludes loans held for sale, loans receivable, mortgage finance, at fair value and eligible PPP loans that are fully guaranteed by the Small Business Administration.
Over the last decade, the Bank has developed a suite of commercial loan products with one particularly important common denominator: relatively low credit risk assumption. The Bank’s commercial and industrial (“C&I”), mortgage finance, corporate and specialized lending lines of business, and multifamily loans for example, are characterized by conservative underwriting standards and historically low loss rates. Because of this emphasis, the Bank’s credit quality to date has been incredibly healthy despite an adverse economic environment. Maintaining strong asset quality also requires a highly active portfolio monitoring process. In addition to frequent client outreach and monitoring at the individual loan level, management employs a bottom-up data driven approach to analyze the commercial portfolio.
Total consumer installment loans held for investment at June 30, 2024 were less than 4% of total assets and approximately 6% of total loans and leases held for investment, and were supported by an allowance for credit losses of $49.8 million. At June 30, 2024, the consumer installment portfolio had the following characteristics: average original FICO score of 738, average debt-to-income of 20% and average borrower income of $106 thousand.
Non-performing loans at June 30, 2024 increased to 0.35% of total loans and leases, compared to 0.27% at March 31, 2024 and 0.20% at June 30, 2023. The $11.7 million increase in NPLs was primarily due to one multifamily credit and one commercial loan originated under the Federal Reserve’s Main Street Lending Program moving to nonaccrual status.
Investment Securities
The investment securities portfolio, including debt securities classified as available for sale (“AFS”) and held to maturity (“HTM”) provides periodic cash flows through regular maturities and amortization, can be used as collateral to secure additional funding, and is an important component of the Bank’s liquidity position.
The following table presents the composition of the investment securities portfolio as of the dates indicated:

(Dollars in thousands)	June 30, 2024	March 31, 2024	June 30, 2023
Debt securities, available for sale	$2,477,758	$2,571,139	$2,797,940
Equity securities	33,892	33,729	26,698
Investment securities, at fair value	2,511,650	2,604,868	2,824,638
Debt securities, held to maturity	962,799	1,032,037	1,258,560
Total investment securities portfolio	$3,474,449	$3,636,905	$4,083,198

Customers’ securities portfolio is highly liquid, short in duration, and high in yield. At June 30, 2024, the AFS debt securities portfolio had a spot yield of 5.19%, an effective duration of approximately 2.0 years, and approximately 33% are variable rate. Additionally, 63% of the AFS securities portfolio was AAA rated at June 30, 2024. During the quarter, approximately $220 million of mostly floating rate CLOs were sold and a similar amount of fixed rate agency securities were purchased, reducing asset sensitivity and increasing high quality liquid assets.
At June 30, 2024, the HTM debt securities portfolio represented only 4.6% of total assets at June 30, 2024, had a spot yield of 4.16% and an effective duration of approximately 3.1 years. Additionally, at June 30, 2024, approximately 43% of the HTM securities were AAA rated and 46% were credit enhanced asset backed securities with no current expectation of credit losses.
Deposits
The following table presents the composition of our deposit portfolio as of the dates indicated:

(Dollars in thousands)	June 30, 2024	% of Total	March 31, 2024	% of Total	June 30, 2023	% of Total
Demand, non-interest bearing	$4,474,862	25.3%	$4,688,880	26.1%	$4,490,198	25.0%
Demand, interest bearing	5,894,056	33.4	5,661,775	31.5	5,551,037	30.9
Total demand deposits	10,368,918	58.7	10,350,655	57.6	10,041,235	55.9
Savings	1,573,661	8.9	2,080,374	11.6	1,048,229	5.8
Money market	3,539,815	20.0	3,347,843	18.6	2,004,264	11.2
Time deposits	2,195,699	12.4	2,182,511	12.2	4,856,703	27.1
Total deposits	$17,678,093	100.0%	$17,961,383	100.0%	$17,950,431	100.0%
Total deposits decreased $283.3 million, or 1.6%, to $17.7 billion at June 30, 2024 as compared to the prior quarter. Savings deposits decreased $506.7 million, or 24.4%, to $1.6 billion and non-interest bearing demand deposits decreased $214.0 million, or 4.6%, to $4.5 billion. The decrease in savings deposits resulted from an intentional reduction in higher cost consumer deposits. These decreases were offset by increases in interest bearing demand deposits of $232.3 million, or 4.1%, to $5.9 billion, money market deposits of $192.0 million, or 5.7%, to $3.5 billion and time deposits of $13.2 million, or 0.6%, to $2.2 billion. The total average cost of deposits decreased by 5 basis points to 3.40% in Q2 2024 from 3.45% in the prior quarter driven by positive deposit mix shift. Total estimated uninsured deposits were $4.3 billion1, or 24% of total deposits (inclusive of accrued interest) at June 30, 2024. Customers is also highly focused on total deposits with contractual term to manage its liquidity profile and the funding of loans and securities.
Total deposits decreased $272.3 million, or 1.5%, to $17.7 billion at June 30, 2024 as compared to a year ago. Time deposits decreased $2.7 billion, or 54.8% to $2.2 billion and non-interest bearing demand deposits decreased $15.3 million, or 0.3%, to $4.5 billion. These decreases were offset by increases in money market deposits of $1.5 billion, or 76.6%, to $3.5 billion, savings deposits of $525.4 million, or 50.1%, to $1.6 billion and interest bearing demand deposits of $343.0 million, or 6.2%, to $5.9 billion. The total average cost of deposits increased by 29 basis points to 3.40% in Q2 2024 from 3.11% in the prior year primarily due to higher market interest rates, offsetting a positive shift in deposit mix.
Borrowings
The following table presents the composition of our borrowings as of the dates indicated:

(Dollars in thousands)	June 30, 2024	March 31, 2024	June 30, 2023
FHLB advances	$1,018,349	$1,195,088	$2,046,142
Senior notes	123,970	123,905	123,710
Subordinated debt	182,370	182,300	182,091
Total borrowings	$1,324,689	$1,501,293	$2,351,943
1 Uninsured deposits (estimate) of $5.8 billion to be reported on the Bank’s call report, less deposits of $1.3 billion collateralized by standby letters of credit from the FHLB and from our affiliates of $143.6 million.

Total borrowings decreased $176.6 million, or 11.8%, to $1.3 billion at June 30, 2024 as compared to the prior quarter. This decrease primarily resulted from net repayments of $175.0 million in FHLB advances. As of June 30, 2024, Customers’ immediately available borrowing capacity with the FRB and FHLB was approximately $7.6 billion, of which $1.0 billion of available capacity was utilized in borrowings and $1.4 billion was utilized to collateralize deposits.
Total borrowings decreased $1.0 billion, or 43.7%, to $1.3 billion at June 30, 2024 as compared to a year ago. This decrease primarily resulted from net repayments of $175.0 million, $340.0 million and $510.0 million in FHLB advances in Q2 2024, Q4 2023 and Q3 2023, respectively.
Capital
The following table presents certain capital amounts and ratios as of the dates indicated:

(Dollars in thousands except per share data)	June 30, 2024	March 31, 2024	June 30, 2023
Customers Bancorp, Inc.
Common Equity	$1,609,071	$1,553,823	$1,318,858
Tangible Common Equity*	$1,605,442	$1,550,194	$1,315,229
Common Equity to Total Assets	7.7%	7.3%	6.0%
Tangible Common Equity to Tangible Assets*	7.7%	7.3%	6.0%
Book Value per common share	$50.81	$49.29	$42.16
Tangible Book Value per common share*	$50.70	$49.18	$42.04
Common equity Tier 1 (“CET 1”) capital ratio (1)	12.8%	12.6%	10.3%
Total risk based capital ratio (1)	15.8%	15.9%	13.2%

(1) Regulatory capital ratios as of June 30, 2024 are estimates.
*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

Customers Bancorp’s common equity increased $55.2 million to $1.6 billion, and tangible common equity* increased $55.2 million to $1.6 billion, at June 30, 2024 compared to the prior quarter, respectively, primarily from earnings of $54.3 million and decreased unrealized losses on investment securities of $0.9 million (net of taxes) deferred in accumulated other comprehensive income (“AOCI”). Similarly, book value per common share increased to $50.81 from $49.29, and tangible book value per common share* increased to $50.70 from $49.18, at June 30, 2024 and March 31, 2024, respectively.
Customers Bancorp’s common equity increased $290.2 million to $1.6 billion, and tangible common equity* increased $290.2 million to $1.6 billion, at June 30, 2024 compared to a year ago, respectively, primarily from earnings of $241.4 million and decreased unrealized losses on investment securities in AOCI of $36.8 million (net of taxes). Similarly, book value per common share increased to $50.81 from $42.16, and tangible book value per common share* increased to $50.70 from $42.04, at June 30, 2024 and June 30, 2023, respectively.
At the Customers Bancorp level, the CET 1 ratio (estimate), total risk based capital ratio (estimate), common equity to total assets ratio and tangible common equity to tangible assets ratio* (“TCE / TA ratio”) were 12.8%, 15.8%, 7.7%, and 7.7%, respectively, at June 30, 2024.
At the Customers Bank level, capital levels remained strong and well above regulatory minimums. At June 30, 2024, Tier 1 capital (estimate) and total risk based capital (estimate) were 14.2% and 15.6%, respectively.
“Even though we remain well capitalized by all regulatory measures, we are committed to maintaining our CET 1 ratio around 11.5% and our TCE / TA ratio* around 7.5% in 2024,” stated Jay Sidhu.

Key Profitability Trends
Net Interest Income
Net interest income totaled $167.7 million in Q2 2024, an increase of $7.3 million from Q1 2024. This increase was due to higher interest income of $2.3 million primarily due to higher yielding loan growth and lower interest expense of $5.0 million due to the positive liability mix shift.
“We experienced an increase in net interest income in the second quarter by executing on the loan pipelines that were generated earlier in the year. These loan pipelines remain robust and we expect they will continue to drive interest income higher throughout 2024. Against industry trends, we reported lower interest expense for the third quarter in a row. Positive drivers remain that we expect to increase interest income and decrease interest expense which will benefit net interest income and net interest margin for the remainder of the year,” stated Customers Bancorp President Sam Sidhu. “These positive drivers are bolstered by the recent team additions. Having personally completed more than 175 in person client meetings since the onboarding of our 10 new deposit-focused banking teams, it is clear we have the bankers, products and balance sheet strength to deliver for these clients. We expect the overwhelming majority of client prospects will become Customers Bank clients in the near future,” stated Sam Sidhu.
Net interest income totaled $167.7 million in Q2 2024, an increase of $2.4 million from Q2 2023. This increase was due to higher interest income of $3.9 million primarily due to interest earning deposits from higher average balances and market interest rates, and lower interest expense from lower average balances of borrowings, offset in part by higher interest expense on deposits of $12.4 million primarily resulting from increased market interest rates.
Non-Interest Income
The following table presents details of non-interest income for the periods indicated:

	Three Months Ended		Increase (Decrease)	Three Months Ended		Increase (Decrease)
(Dollars in thousands)	June 30, 2024	March 31, 2024		June 30, 2024	June 30, 2023
Commercial lease income	$10,282	$9,683	$599	$10,282	$8,917	$1,365
Loan fees	5,233	5,280	(47)	5,233	4,271	962
Bank-owned life insurance	2,007	3,261	(1,254)	2,007	4,997	(2,990)
Mortgage finance transactional fees	1,058	946	112	1,058	1,376	(318)
Net gain (loss) on sale of loans	(238)	10	(248)	(238)	(761)	523
Loss on sale of capital call lines of credit	—	—	—	—	(5,037)	5,037
Net gain (loss) on sale of investment securities	(719)	(30)	(689)	(719)	—	(719)
Unrealized gain on equity method investments	11,041	—	11,041	11,041	—	11,041
Other	2,373	2,081	292	2,373	2,234	139
Total non-interest income	$31,037	$21,231	$9,806	$31,037	$15,997	$15,040

Non-interest income totaled $31.0 million for Q2 2024, an increase of $9.8 million compared to Q1 2024. The increase was primarily due to $11.0 million of unrealized gain on equity method investments purchased at a discount in Q2 2024, partially offset by a decrease in death benefits paid by insurance carriers under bank-owned life insurance policies.
Non-interest income totaled $31.0 million for Q2 2024, an increase of $15.0 million compared to Q2 2023. The increase was primarily due to $11.0 million of unrealized gain on equity method investments purchased at a discount in Q2 2024, a loss of $5.0 million realized from the sale of non-strategic short-term syndicated capital call lines of credit within our specialized lending vertical that the Bank exited completely in Q2 2023, and increases in commercial lease income of $1.4 million and loan fees of $1.0 million resulting from increased servicing-related revenue and unused line of credit fees. These increases were partially offset by a $3.0 million decrease in death benefits paid by insurance carriers under bank-owned life insurance policies.

Non-Interest Expense
The following table presents details of non-interest expense for the periods indicated:

	Three Months Ended		Increase (Decrease)	Three Months Ended		Increase (Decrease)
(Dollars in thousands)	June 30, 2024	March 31, 2024		June 30, 2024	June 30, 2023
Salaries and employee benefits	$44,947	$36,025	$8,922	$44,947	$33,120	$11,827
Technology, communication and bank operations	16,227	21,904	(5,677)	16,227	16,407	(180)
Commercial lease depreciation	7,829	7,970	(141)	7,829	7,328	501
Professional services	6,104	6,353	(249)	6,104	9,192	(3,088)
Loan servicing	3,516	4,031	(515)	3,516	4,777	(1,261)
Occupancy	3,120	2,347	773	3,120	2,519	601
FDIC assessments, non-income taxes and regulatory fees	10,236	13,469	(3,233)	10,236	9,780	456
Advertising and promotion	1,254	682	572	1,254	546	708
Other	10,219	6,388	3,831	10,219	5,628	4,591
Total non-interest expense	$103,452	$99,169	$4,283	$103,452	$89,297	$14,155

Non-interest expenses totaled $103.5 million in Q2 2024, an increase of $4.3 million compared to Q1 2024. The increase was primarily attributable to increases of $8.9 million in salaries and employee benefits primarily due to addition of 10 new banking teams, higher incentives and severance, $3.8 million in other expenses, higher FDIC assessments and software expenditures. These increases were partially offset by $11.3 million of certain one-time items related to periods prior to 2024 that were recorded in Q1 2024 resulting to the net decrease in technology, communications and bank operations and FDIC assessments, non-income taxes and regulatory fees. Excluding the impact of certain one-time items related to periods prior to 2024, severance and the FDIC special assessment, adjusted core non-interest expenses* were $100.7 million in Q2 2024, an increase of $13.4 million, compared to $87.4 million in Q1 2024.
Non-interest expenses totaled $103.5 million in Q2 2024, an increase of $14.2 million compared to Q2 2023. The increase was primarily attributable to increases of $11.8 million in salaries and employee benefits primarily due to higher headcount including the addition of 10 new banking teams, annual merit increases, incentives and severance and $4.6 million in other expenses. These increases were partially offset by a decrease of $3.1 million in professional fees.
Taxes
Income tax expense increased by $3.4 million to $19.0 million in Q2 2024 from $15.7 million in Q1 2024 primarily due to higher pre-tax income.
Income tax expense decreased by $1.7 million to $19.0 million in Q2 2024 from $20.8 million in Q2 2023 primarily due to tax expense on surrendered bank-owned life insurance policies of $4.1 million in Q2 2023, partially offset by higher pre-tax income.
The effective tax rate for Q2 2024 was 24.7%.

Outlook
“Looking forward, our strategy remains unchanged. We are focused on strengthening our deposit franchise, further improving our profitability and maintaining our strong capital ratios. Our deposit pipelines are expected to continue to improve the quality and mix of deposits, reducing higher cost business unit deposits*1 with lower cost deposits where we have a holistic and primary relationship. The addition of the new banking teams is expected to accelerate and enhance these efforts which were already well underway. We see attractive opportunities to deploy cash and securities cash flows into franchise-enhancing loan growth and our pipeline is strong. We remain confident in our ability to deliver 10% - 15% loan growth for the full year. The management of non-interest expenses remains a priority for us. We expect the investments made in recruiting the new banking teams will produce significant benefits by increasing our net interest income and net interest margin primarily through lowering our interest expense costs as well as improving the overall quality of our deposit franchise. Operating efficiency has and will continue to be a differentiator of our business model, and we will continue to only make investments that generate long-term positive operating leverage and enable the organization to operate at a mid-40’s efficiency ratio over the medium-term. We are adjusting our guidance on effective tax rate to 23% - 25% based on our growth in higher-tax jurisdictions. We remain committed to maintaining a CET 1 ratio around 11.5% and TCE / TA ratio* around 7.5% in 2024. We are highly focused on preserving superior credit quality, managing interest rate risk, maintaining robust liquidity, operating with higher capital ratios and generating positive operating leverage,” concluded Sam Sidhu.

*Non-GAAP measure. Customers' reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

[1] Total deposits excluding wholesale CDs and BMTX student-related deposits.

Webcast
Date:            Friday, July 26, 2024
Time:            9:00 AM EDT
The live audio webcast, presentation slides, and earnings press release will be made available at https://www.customersbank.com and at the Customers Bancorp 2nd Quarter Earnings Webcast.
You may submit questions in advance of the live webcast by emailing our Communications Director, David Patti at dpatti@customersbank.com.
The webcast will be archived for viewing on the Customers Bank Investor Relations page and available beginning approximately two hours after the conclusion of the live event.
Institutional Background
Customers Bancorp, Inc. (NYSE:CUBI) is one of the nation’s top-performing banking companies with nearly $21 billion in assets making it one of the 80 largest bank holding companies in the U.S. Customers Bank’s commercial and consumer clients benefit from a full suite of technology-enabled tailored product experiences delivered by best-in-class customer service distinguished by a Single Point of Contact approach. In addition to traditional lines such as C&I lending, commercial real estate lending and multifamily lending, Customers Bank also provides a number of national corporate banking services to specialized lending clients. Major accolades include:
•No. 1 on American Banker 2024 list of top-performing banks with $10B to $50B in assets
•No. 29 out of the 100 largest publicly traded banks in 2024 Forbes Best Banks list
•No. 52 on Investor’s Business Daily 100 Best Stocks for 2023
A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender. Learn more: www.customersbank.com.
“Safe Harbor” Statement
In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological events and factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements, including: a continuation of the recent turmoil in the banking industry, responsive measures taken by us and regulatory authorities to mitigate and manage related risks, regulatory actions taken that address related issues and the costs and obligations associated therewith, such as the FDIC special assessments, the impact of COVID-19 and its variants on the U.S. economy and customer behavior, the impact that changes in the economy have on the performance of our loan and lease portfolio, the market value of our investment securities, the continued success and acceptance of our blockchain payments system, the demand for our products and services and the availability of sources of funding, the effects of actions by the federal government, including the Board of Governors of the Federal Reserve System and other government agencies, that affect market interest rates and the money supply, actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships, higher inflation and its impacts, and the effects of any changes in accounting standards or policies. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2023, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank, except as may be required under applicable law.

Q2 2024 Overview
The following table presents a summary of key earnings and performance metrics for the quarter ended June 30, 2024 and the preceding four quarters:

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
EARNINGS SUMMARY - UNAUDITED

(Dollars in thousands, except per share data and stock price data)	Q2	Q1	Q4	Q3	Q2	Six Months Ended June 30,
	2024	2024	2023	2023	2023	2024	2023

GAAP Profitability Metrics:
Net income available to common shareholders	$54,300	$45,926	$58,223	$82,953	$44,007	$100,226	$94,272
Per share amounts:
Earnings per share - basic	$1.72	$1.46	$1.86	$2.65	$1.41	$3.18	$2.99
Earnings per share - diluted	$1.66	$1.40	$1.79	$2.58	$1.39	$3.06	$2.95
Book value per common share (1)	$50.81	$49.29	$47.73	$45.47	$42.16	$50.81	$42.16
CUBI stock price (1)	$47.98	$53.06	$57.62	$34.45	$30.26	$47.98	$30.26
CUBI stock price as % of book value (1)	94%	108%	121%	76%	72%	94%	72%
Average shares outstanding - basic	31,649,715	31,473,424	31,385,043	31,290,581	31,254,125	31,561,569	31,535,103
Average shares outstanding - diluted	32,699,149	32,854,534	32,521,787	32,175,084	31,591,142	32,776,842	31,965,997
Shares outstanding (1)	31,667,655	31,521,931	31,440,906	31,311,254	31,282,318	31,667,655	31,282,318
Return on average assets (“ROAA”)	1.11%	0.94%	1.16%	1.57%	0.88%	1.02%	0.96%
Return on average common equity (“ROCE”)	13.85%	12.08%	15.93%	23.97%	13.22%	12.98%	14.57%
Net interest margin, tax equivalent	3.29%	3.10%	3.31%	3.70%	3.15%	3.20%	3.06%
Efficiency ratio	51.87%	54.58%	49.08%	41.01%	49.25%	53.16%	48.51%
Non-GAAP Profitability Metrics (2):
Core earnings	$48,567	$46,532	$61,633	$83,294	$52,163	$95,099	$103,306
Core pre-tax pre-provision net income	$89,220	$83,674	$101,884	$128,564	$96,833	$172,894	$186,115
Per share amounts:
Core earnings per share - diluted	$1.49	$1.42	$1.90	$2.59	$1.65	$2.90	$3.22
Tangible book value per common share (1)	$50.70	$49.18	$47.61	$45.36	$42.04	$50.70	$42.04
CUBI stock price as % of tangible book value (1)	95%	108%	121%	76%	72%	95%	72%
Core ROAA	1.00%	0.95%	1.22%	1.57%	1.03%	0.98%	1.04%
Core ROCE	12.39%	12.24%	16.87%	24.06%	15.67%	12.32%	15.97%
Core pre-tax pre-provision ROAA	1.71%	1.58%	1.90%	2.32%	1.79%	1.64%	1.76%
Core pre-tax pre-provision ROCE	21.79%	21.01%	26.82%	36.04%	28.01%	21.41%	27.68%
Core efficiency ratio	53.47%	54.24%	46.70%	41.04%	47.84%	53.85%	47.49%
Asset Quality:
Net charge-offs	$18,711	$17,968	$17,322	$17,498	$15,564	$36,679	$34,215
Annualized net charge-offs to average total loans and leases	0.56%	0.55%	0.51%	0.50%	0.42%	0.56%	0.46%
Non-performing loans (“NPLs”) to total loans and leases (1)	0.35%	0.27%	0.21%	0.22%	0.20%	0.35%	0.20%
Reserves to NPLs (1)	279.52%	373.86%	499.12%	466.11%	494.46%	279.52%	494.46%
Non-performing assets (“NPAs”) to total assets	0.23%	0.17%	0.13%	0.14%	0.13%	0.23%	0.13%
Customers Bank Capital Ratios (3):
Common equity Tier 1 capital to risk-weighted assets	14.2%	14.16%	13.77%	12.97%	11.96%	14.2%	11.96%
Tier 1 capital to risk-weighted assets	14.2%	14.16%	13.77%	12.97%	11.96%	14.2%	11.96%
Total capital to risk-weighted assets	15.6%	15.82%	15.28%	14.45%	13.38%	15.6%	13.38%
Tier 1 capital to average assets (leverage ratio)	9.2%	8.82%	8.71%	8.25%	8.00%	9.2%	8.00%

(1) Metric is a spot balance for the last day of each quarter presented.
(2) Customers’ reasons for the use of these non-GAAP measures and a detailed reconciliation between the non-GAAP measures and the comparable GAAP amounts are included at the end of this document.
(3) Regulatory capital ratios are estimated for Q2 2024 and actual for the remaining periods. In accordance with regulatory capital rules, Customers elected to apply the CECL capital transition provisions which delayed the effects of CECL on regulatory capital for two years until January 1, 2022, followed by a three-year transition period. The cumulative CECL capital transition impact as of December 31, 2021 which amounted to $61.6 million will be phased in at 25% per year beginning on January 1, 2022 through December 31, 2024. As of June 30, 2024, our regulatory capital ratios reflected 25%, or $15.4 million, benefit associated with the CECL transition provisions.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(Dollars in thousands, except per share data)						Six Months Ended
	Q2	Q1	Q4	Q3	Q2	June 30,
	2024	2024	2023	2023	2023	2024	2023
Interest income:
Loans and leases	$224,265	$217,999	$239,453	$271,107	$241,745	$442,264	$485,957
Investment securities	47,586	46,802	51,074	54,243	48,026	94,388	95,342
Interest earning deposits	45,506	52,817	44,104	43,800	27,624	98,323	38,019
Loans held for sale	13,671	12,048	8,707	4,664	11,149	25,719	22,850
Other	3,010	2,111	2,577	2,526	1,616	5,121	2,937
Total interest income	334,038	331,777	345,915	376,340	330,160	665,815	645,105

Interest expense:
Deposits	148,784	153,725	150,307	145,825	136,375	302,509	280,305
FHLB advances	13,437	13,485	18,868	26,485	24,285	26,922	34,655
FRB advances	—	—	—	—	—	—	6,286
Subordinated debt	2,734	2,689	2,688	2,689	2,689	5,423	5,378
Other borrowings	1,430	1,493	1,546	1,568	1,540	2,923	3,311
Total interest expense	166,385	171,392	173,409	176,567	164,889	337,777	329,935
Net interest income	167,653	160,385	172,506	199,773	165,271	328,038	315,170
Provision for credit losses	18,121	17,070	13,523	17,856	23,629	35,191	43,232
Net interest income after provision for credit losses	149,532	143,315	158,983	181,917	141,642	292,847	271,938

Non-interest income:
Commercial lease income	10,282	9,683	9,035	8,901	8,917	19,965	18,243
Loan fees	5,233	5,280	5,926	6,029	4,271	10,513	8,261
Bank-owned life insurance	2,007	3,261	2,160	1,973	4,997	5,268	7,644
Mortgage finance transactional fees	1,058	946	927	1,018	1,376	2,004	2,450
Net gain (loss) on sale of loans	(238)	10	(91)	(348)	(761)	(228)	(761)
Loss on sale of capital call lines of credit	—	—	—	—	(5,037)	—	(5,037)
Net gain (loss) on sale of investment securities	(719)	(30)	(145)	(429)	—	(749)	—
Unrealized gain on equity method investments	11,041	—	—	—	—	11,041	—
Other	2,373	2,081	860	631	2,234	4,454	3,318
Total non-interest income	31,037	21,231	18,672	17,775	15,997	52,268	34,118

Non-interest expense:
Salaries and employee benefits	44,947	36,025	33,965	33,845	33,120	80,972	65,465
Technology, communication and bank operations	16,227	21,904	16,887	15,667	16,407	38,131	32,996
Commercial lease depreciation	7,829	7,970	7,357	7,338	7,328	15,799	15,203
Professional services	6,104	6,353	9,820	8,569	9,192	12,457	16,788
Loan servicing	3,516	4,031	3,779	3,858	4,777	7,547	9,438
Occupancy	3,120	2,347	2,320	2,471	2,519	5,467	5,279
FDIC assessments, non-income taxes and regulatory fees	10,236	13,469	13,977	8,551	9,780	23,705	12,508
Advertising and promotion	1,254	682	850	650	546	1,936	1,595
Legal settlement expense	—	—	—	4,096	—	—	—
Other	10,219	6,388	4,812	4,421	5,628	16,607	10,158
Total non-interest expense	103,452	99,169	93,767	89,466	89,297	202,621	169,430
Income before income tax expense	77,117	65,377	83,888	110,226	68,342	142,494	136,626
Income tax expense	19,032	15,651	21,796	23,470	20,768	34,683	35,331
Net income	58,085	49,726	62,092	86,756	47,574	107,811	101,295
Preferred stock dividends	3,785	3,800	3,869	3,803	3,567	7,585	7,023
Net income available to common shareholders	$54,300	$45,926	$58,223	$82,953	$44,007	$100,226	$94,272

Basic earnings per common share	$1.72	$1.46	$1.86	$2.65	$1.41	$3.18	$2.99
Diluted earnings per common share	1.66	1.40	1.79	2.58	1.39	3.06	2.95

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET - UNAUDITED
(Dollars in thousands)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023
ASSETS
Cash and due from banks	$45,045	$51,974	$45,210	$68,288	$54,127
Interest earning deposits	3,003,542	3,649,146	3,801,136	3,351,686	3,101,097
Cash and cash equivalents	3,048,587	3,701,120	3,846,346	3,419,974	3,155,224
Investment securities, at fair value	2,511,650	2,604,868	2,405,640	2,773,207	2,824,638
Investment securities held to maturity	962,799	1,032,037	1,103,170	1,178,370	1,258,560
Loans held for sale	375,724	357,640	340,317	150,368	78,108
Loans and leases receivable	12,254,204	11,936,621	11,963,855	12,600,548	12,826,531
Loans receivable, mortgage finance, at fair value	1,002,711	962,610	897,912	962,566	1,006,268
Allowance for credit losses on loans and leases	(132,436)	(133,296)	(135,311)	(139,213)	(139,656)
Total loans and leases receivable, net of allowance for credit losses on loans and leases	13,124,479	12,765,935	12,726,456	13,423,901	13,693,143
FHLB, Federal Reserve Bank, and other restricted stock	92,276	100,067	109,548	126,098	126,240
Accrued interest receivable	112,788	120,123	114,766	123,984	119,501
Bank premises and equipment, net	7,019	7,253	7,371	7,789	8,031
Bank-owned life insurance	293,108	293,400	292,193	291,670	290,322
Goodwill and other intangibles	3,629	3,629	3,629	3,629	3,629
Other assets	410,916	361,295	366,829	358,162	471,169
Total assets	$20,942,975	$21,347,367	$21,316,265	$21,857,152	$22,028,565

LIABILITIES AND SHAREHOLDERS’ EQUITY
Demand, non-interest bearing deposits	$4,474,862	$4,688,880	$4,422,494	$4,758,682	$4,490,198
Interest bearing deposits	13,203,231	13,272,503	13,497,742	13,436,682	13,460,233
Total deposits	17,678,093	17,961,383	17,920,236	18,195,364	17,950,431
FHLB advances	1,018,349	1,195,088	1,203,207	1,529,839	2,046,142
Other borrowings	123,970	123,905	123,840	123,775	123,710
Subordinated debt	182,370	182,300	182,230	182,161	182,091
Accrued interest payable and other liabilities	193,328	193,074	248,358	264,406	269,539
Total liabilities	19,196,110	19,655,750	19,677,871	20,295,545	20,571,913

Preferred stock	137,794	137,794	137,794	137,794	137,794
Common stock	35,686	35,540	35,459	35,330	35,301
Additional paid in capital	567,345	567,490	564,538	559,346	555,737
Retained earnings	1,259,808	1,205,508	1,159,582	1,101,359	1,018,406
Accumulated other comprehensive income (loss), net	(131,358)	(132,305)	(136,569)	(149,812)	(168,176)
Treasury stock, at cost	(122,410)	(122,410)	(122,410)	(122,410)	(122,410)
Total shareholders’ equity	1,746,865	1,691,617	1,638,394	1,561,607	1,456,652
Total liabilities and shareholders’ equity	$20,942,975	$21,347,367	$21,316,265	$21,857,152	$22,028,565

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED
(Dollars in thousands)
	Three Months Ended
	June 30, 2024			March 31, 2024			June 30, 2023
	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)
Assets
Interest earning deposits	$3,325,771	$45,506	5.50%	$3,865,028	$52,817	5.50%	$2,150,154	$27,624	5.15%
Investment securities (1)	3,732,565	47,586	5.13%	3,771,097	46,802	4.99%	3,949,732	48,026	4.86%
Loans and leases:
Commercial & industrial:
Specialized lending loans and leases (2)	5,446,882	120,977	8.93%	5,268,345	115,590	8.82%	5,832,485	121,779	8.37%
Other commercial & industrial loans (2)(3)	1,540,191	25,119	6.56%	1,654,665	26,714	6.49%	1,879,794	27,661	5.90%
Mortgage finance loans	1,151,407	15,087	5.27%	1,033,177	12,830	4.99%	1,300,496	19,606	6.05%
Multifamily loans	2,108,835	21,461	4.09%	2,121,650	21,255	4.03%	2,181,617	21,095	3.88%
Non-owner occupied commercial real estate loans	1,396,771	20,470	5.89%	1,348,468	20,179	6.02%	1,428,086	19,877	5.58%
Residential mortgages	520,791	5,955	4.60%	522,528	5,708	4.39%	535,739	5,735	4.28%
Installment loans	1,186,486	28,867	9.79%	1,179,721	27,771	9.47%	1,684,215	37,141	8.84%
Total loans and leases (4)	13,351,363	237,936	7.17%	13,128,554	230,047	7.05%	14,842,432	252,894	6.83%
Other interest-earning assets	110,585	3,010	10.95%	107,525	2,111	7.90%	131,362	1,616	4.93%
Total interest-earning assets	20,520,284	334,038	6.54%	20,872,204	331,777	6.39%	21,073,680	330,160	6.28%
Non-interest-earning assets	464,919			463,025			581,055
Total assets	$20,985,203			$21,335,229			$21,654,735
Liabilities
Interest checking accounts	$5,719,698	$64,047	4.50%	$5,538,846	$61,531	4.47%	$5,309,775	$49,862	3.77%
Money market deposit accounts	3,346,718	38,167	4.59%	3,233,103	36,811	4.58%	1,978,546	19,678	3.99%
Other savings accounts	1,810,375	21,183	4.71%	1,753,118	21,399	4.91%	997,205	9,839	3.96%
Certificates of deposit	2,034,605	25,387	5.02%	2,750,788	33,984	4.97%	5,020,205	56,996	4.55%
Total interest-bearing deposits (5)	12,911,396	148,784	4.63%	13,275,855	153,725	4.66%	13,305,731	136,375	4.11%
Borrowings	1,454,010	17,601	4.87%	1,506,707	17,667	4.72%	2,357,981	28,514	4.85%
Total interest-bearing liabilities	14,365,406	166,385	4.66%	14,782,562	171,392	4.66%	15,663,712	164,889	4.22%
Non-interest-bearing deposits (5)	4,701,695			4,620,986			4,258,711
Total deposits and borrowings	19,067,101		3.51%	19,403,548		3.55%	19,922,423		3.32%
Other non-interest-bearing liabilities	203,714			264,677			259,111
Total liabilities	19,270,815			19,668,225			20,181,534
Shareholders’ equity	1,714,388			1,667,004			1,473,201
Total liabilities and shareholders’ equity	$20,985,203			$21,335,229			$21,654,735
Net interest income		167,653			160,385			165,271
Tax-equivalent adjustment		393			394			390
Net interest earnings		$168,046			$160,779			$165,661
Interest spread			3.03%			2.84%			2.96%
Net interest margin			3.28%			3.09%			3.14%
Net interest margin tax equivalent (6)			3.29%			3.10%			3.15%

(1) For presentation in this table, average balances and the corresponding average yields for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2) Includes owner occupied commercial real estate loans.
(3) Includes PPP loans.
(4) Includes non-accrual loans, the effect of which is to reduce the yield earned on loans and leases, and deferred loan fees.
(5) Total costs of deposits (including interest bearing and non-interest bearing) were 3.40%, 3.45% and 3.11% for the three months ended June 30, 2024, March 31, 2024 and June 30, 2023, respectively.
(6) Tax-equivalent basis, using an estimated marginal tax rate of 26% for the three months ended June 30, 2024, March 31, 2024 and June 30, 2023, presented to approximate interest income as a taxable asset.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED (CONTINUED)
(Dollars in thousands)
	Six Months Ended
	June 30, 2024			June 30, 2023
	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)
Assets
Interest earning deposits	$3,595,400	$98,323	5.50%	$1,535,566	$38,019	4.99%
Investment securities (1)	3,751,831	94,388	5.06%	3,990,265	95,342	4.78%
Loans and leases:
Commercial & industrial:
Specialized lending loans and leases (2)	5,357,613	236,567	8.88%	5,763,708	225,467	7.89%
Other commercial & industrial loans (2)(3)	1,597,428	51,833	6.53%	2,235,144	76,782	6.93%
Mortgage finance loans	1,092,292	27,917	5.14%	1,281,424	37,018	5.83%
Multifamily loans	2,115,243	42,716	4.06%	2,194,039	41,565	3.82%
Non-owner occupied commercial real estate loans	1,372,619	40,649	5.96%	1,438,844	40,076	5.62%
Residential mortgages	521,659	11,663	4.50%	539,304	11,333	4.24%
Installment loans	1,183,104	56,638	9.63%	1,705,984	76,566	9.05%
Total loans and leases (4)	13,239,958	467,983	7.11%	15,158,447	508,807	6.77%
Other interest-earning assets	109,055	5,121	9.44%	111,446	2,937	5.32%
Total interest-earning assets	20,696,244	665,815	6.46%	20,795,724	645,105	6.25%
Non-interest-earning assets	463,972			559,766
Total assets	$21,160,216			$21,355,490
Liabilities
Interest checking accounts	$5,629,272	$125,578	4.49%	$6,396,042	$120,347	3.79%
Money market deposit accounts	3,289,911	74,978	4.58%	2,222,917	40,461	3.67%
Other savings accounts	1,781,746	42,582	4.81%	910,241	16,125	3.57%
Certificates of deposit	2,392,696	59,371	4.99%	4,763,694	103,372	4.38%
Total interest-bearing deposits (5)	13,093,625	302,509	4.65%	14,292,894	280,305	3.95%
Federal funds purchased	—	—	—%	7,624	188	4.97%
Borrowings	1,480,359	35,268	4.79%	2,074,623	49,442	4.81%
Total interest-bearing liabilities	14,573,984	337,777	4.66%	16,375,141	329,935	4.06%
Non-interest-bearing deposits (5)	4,661,341			3,284,416
Total deposits and borrowings	19,235,325		3.53%	19,659,557		3.38%
Other non-interest-bearing liabilities	234,195			253,376
Total liabilities	19,469,520			19,912,933
Shareholders’ equity	1,690,696			1,442,557
Total liabilities and shareholders’ equity	$21,160,216			$21,355,490
Net interest income		328,038			315,170
Tax-equivalent adjustment		787			765
Net interest earnings		$328,825			$315,935
Interest spread			2.93%			2.86%
Net interest margin			3.19%			3.05%
Net interest margin tax equivalent (6)			3.20%			3.06%

(1) For presentation in this table, average balances and the corresponding average yields for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2) Includes owner occupied commercial real estate loans.
(3) Includes PPP loans.
(4) Includes non-accrual loans, the effect of which is to reduce the yield earned on loans and leases, and deferred loan fees.
(5) Total costs of deposits (including interest bearing and non-interest bearing) were 3.43% and 3.22% for the six months ended June 30, 2024 and 2023, respectively.
(6) Tax-equivalent basis, using an estimated marginal tax rate of 26% for the six months ended June 30, 2024 and 2023, presented to approximate interest income as a taxable asset.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END LOAN AND LEASE COMPOSITION - UNAUDITED
(Dollars in thousands)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023
Loans and leases held for investment
Commercial:
Commercial & industrial:
Specialized lending	$5,528,745	$5,104,405	$5,006,693	$5,422,161	$5,534,832
Other commercial & industrial (1)	1,092,146	1,113,517	1,162,317	1,252,427	1,240,908
Mortgage finance	1,122,812	1,071,146	1,014,742	1,042,549	1,108,598
Multifamily	2,067,332	2,123,675	2,138,622	2,130,213	2,151,734
Commercial real estate owner occupied	805,779	806,278	797,319	794,815	842,042
Commercial real estate non-owner occupied	1,202,606	1,182,084	1,177,650	1,178,203	1,211,091
Construction	163,409	185,601	166,393	252,588	212,214
Total commercial loans and leases	11,982,829	11,586,706	11,463,736	12,072,956	12,301,419
Consumer:
Residential	481,503	482,537	484,435	483,133	487,199
Manufactured housing	35,901	37,382	38,670	40,129	41,664
Installment:
Personal	474,481	492,892	555,533	629,843	752,470
Other	282,201	299,714	319,393	337,053	250,047
Total installment loans	756,682	792,606	874,926	966,896	1,002,517
Total consumer loans	1,274,086	1,312,525	1,398,031	1,490,158	1,531,380
Total loans and leases held for investment	$13,256,915	$12,899,231	$12,861,767	$13,563,114	$13,832,799

Loans held for sale
Residential	$2,684	$870	$1,215	$1,005	$1,234
Installment:
Personal	125,598	137,755	151,040	124,848	76,874
Other	247,442	219,015	188,062	24,515	—
Total installment loans	373,040	356,770	339,102	149,363	76,874
Total loans held for sale	$375,724	$357,640	$340,317	$150,368	$78,108

Total loans and leases portfolio	$13,632,639	$13,256,871	$13,202,084	$13,713,482	$13,910,907
(1)    Includes PPP loans.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END DEPOSIT COMPOSITION - UNAUDITED
(Dollars in thousands)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023

Demand, non-interest bearing	$4,474,862	$4,688,880	$4,422,494	$4,758,682	$4,490,198
Demand, interest bearing	5,894,056	5,661,775	5,580,527	5,824,410	5,551,037
Total demand deposits	10,368,918	10,350,655	10,003,021	10,583,092	10,041,235
Savings	1,573,661	2,080,374	1,402,941	1,118,353	1,048,229
Money market	3,539,815	3,347,843	3,226,395	2,499,593	2,004,264
Time deposits	2,195,699	2,182,511	3,287,879	3,994,326	4,856,703
Total deposits	$17,678,093	$17,961,383	$17,920,236	$18,195,364	$17,950,431

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY - UNAUDITED
(Dollars in thousands)	As of June 30, 2024					As of March 31, 2024					As of June 30, 2023
	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs

Loan type
Commercial & industrial, including specialized lending (1)	$6,740,992	$5,488	$23,721	0.08%	432.23%	$6,326,458	$3,608	$23,003	0.06%	637.56%	$6,878,070	$4,441	$29,092	0.06%	655.08%
Multifamily	2,067,332	14,002	20,652	0.68%	147.49%	2,123,675	5,161	18,307	0.24%	354.72%	2,151,734	4,022	15,400	0.19%	382.89%
Commercial real estate owner occupied	805,779	9,612	8,431	1.19%	87.71%	806,278	8,920	10,201	1.11%	114.36%	842,042	3,304	10,215	0.39%	309.17%
Commercial real estate non-owner occupied	1,202,606	62	17,966	0.01%	28977.42%	1,182,084	62	18,320	0.01%	29548.39%	1,211,091	—	13,495	—%	—%
Construction	163,409	—	1,856	—%	—%	185,601	—	1,866	—%	—%	212,214	—	2,639	—%	—%
Total commercial loans and leases receivable	10,980,118	29,164	72,626	0.27%	249.03%	10,624,096	17,751	71,697	0.17%	403.90%	11,295,151	11,767	70,841	0.10%	602.03%
Residential	481,503	8,179	5,884	1.70%	71.94%	482,537	8,089	6,707	1.68%	82.92%	487,199	7,306	6,846	1.50%	93.70%
Manufactured housing	35,901	2,047	4,094	5.70%	200.00%	37,382	2,268	4,160	6.07%	183.42%	41,664	2,634	4,338	6.32%	164.69%
Installment	756,682	5,614	49,832	0.74%	887.64%	792,606	6,958	50,732	0.88%	729.12%	1,002,517	6,537	57,631	0.65%	881.61%
Total consumer loans receivable	1,274,086	15,840	59,810	1.24%	377.59%	1,312,525	17,315	61,599	1.32%	355.76%	1,531,380	16,477	68,815	1.08%	417.64%
Loans and leases receivable	12,254,204	45,004	132,436	0.37%	294.28%	11,936,621	35,066	133,296	0.29%	380.13%	12,826,531	28,244	139,656	0.22%	494.46%
Loans receivable, mortgage finance, at fair value	1,002,711	—	—	—%	—%	962,610	—	—	—%	—%	1,006,268	—	—	—%	—%
Loans held for sale	375,724	2,376	—	0.63%	—%	357,640	588	—	0.16%	—%	78,108	—	—	—%	—%
Total portfolio	$13,632,639	$47,380	$132,436	0.35%	279.52%	$13,256,871	$35,654	$133,296	0.27%	373.86%	$13,910,907	$28,244	$139,656	0.20%	494.46%
(1)    Includes PPP loans.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
NET CHARGE-OFFS/(RECOVERIES) - UNAUDITED
(Dollars in thousands)
	Q2	Q1	Q4	Q3	Q2	Six Months Ended June 30,
	2024	2024	2023	2023	2023 (1)	2024	2023
Loan type
Commercial & industrial, including specialized lending	$5,665	$3,672	$5,282	$2,974	$258	$9,337	$187
Multifamily	1,433	473	127	1,999	1,448	1,906	1,448
Commercial real estate owner occupied	—	22	—	39	(34)	22	(34)
Commercial real estate non-owner occupied	—	—	(288)	—	266	—	4,500
Construction	(7)	—	—	—	—	(7)	(116)
Residential	(20)	18	(1)	13	24	(2)	22
Installment	11,640	13,783	12,202	12,473	13,602	25,423	28,208
Total net charge-offs (recoveries) from loans held for investment	$18,711	$17,968	$17,322	$17,498	$15,564	$36,679	$34,215

(1)    Excludes $6.2 million of charge-offs for certain PCD loans acquired from the FDIC that were immediately applied against $8.7 million of allowance for credit losses on PCD loans recognized upon the acquisition of the loan portfolio on June 15, 2023. Subsequent recoveries and charge-offs of these PCD loans will be included in the period in which they occur.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED
We believe that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our core results of operations and financial condition relative to other financial institutions. These non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our ongoing financial results, which we believe enhance an overall understanding of our performance and increases comparability of our period to period results. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. The non-GAAP measures presented are not necessarily comparable to non-GAAP measures that may be presented by other financial institutions. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP.
The following tables present reconciliations of GAAP to non-GAAP measures disclosed within this document.

Core Earnings and Adjusted Core Earnings - Customers Bancorp											Six Months Ended June 30,
	Q2 2024		Q1 2024		Q4 2023		Q3 2023		Q2 2023		2024		2023
(Dollars in thousands, except per share data)	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net income to common shareholders	$54,300	$1.66	$45,926	$1.40	$58,223	$1.79	$82,953	$2.58	$44,007	$1.39	$100,226	$3.06	$94,272	$2.95
Reconciling items (after tax):
Severance expense	1,928	0.06	—	—	473	0.01	—	—	141	0.00	1,928	0.06	778	0.02
Impairments on fixed assets and leases	—	—	—	—	—	—	—	—	12	0.00	—	—	98	0.00
Loss on sale of capital call lines of credit	—	—	—	—	—	—	—	—	3,914	0.12	—	—	3,914	0.12
(Gains) losses on investment securities	561	0.02	57	0.00	(85)	0.00	492	0.02	49	0.00	618	0.02	0	0.00
Derivative credit valuation adjustment	(44)	0.00	169	0.01	267	0.01	(151)	0.00	(101)	0.00	125	0.00	103	0.00
Tax on surrender of bank-owned life insurance policies	—	—	—	—	—	—	—	—	4,141	0.13	—	—	4,141	0.13
FDIC special assessment	138	0.00	380	0.01	2,755	0.08	—	—	—	—	518	0.02	—	—
Unrealized (gain) on equity method investments	(8,316)	(0.25)	—	—	—	—	—	—	—	—	(8,316)	(0.25)	—	—
Core earnings	$48,567	$1.49	$46,532	$1.42	$61,633	$1.90	$83,294	$2.59	$52,163	$1.65	$95,099	$2.90	$103,306	$3.22

One-time non-interest expense items recorded in 2024 (after-tax):
Deposit servicing fees prior to 2024	—	—	5,405	0.16	—	—	—	—	—	—	5,405	0.16	—	—
FDIC premiums prior to 2024	—	—	3,200	0.10	—	—	—	—	—	—	3,200	0.10	—	—
Total one-time non-interest expense items	—	—	8,605	0.26	—	—	—	—	—	—	8,605	0.26	—	—
Adjusted core earnings (adjusted for one-time non-interest expense items)	$48,567	$1.49	$55,137	$1.68	$61,633	$1.90	$83,294	$2.59	$52,163	$1.65	$103,704	$3.16	$103,306	$3.22

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Return on Average Assets and Adjusted Core Return on Average Assets - Customers Bancorp						Six Months Ended June 30,
(Dollars in thousands, except per share data)	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	2024	2023
GAAP net income	$58,085	$49,726	$62,092	$86,756	$47,574	$107,811	$101,295
Reconciling items (after tax):
Severance expense	1,928	—	473	—	141	1,928	778
Impairments on fixed assets and leases	—	—	—	—	12	—	98
Loss on sale of capital call lines of credit	—	—	—	—	3,914	—	3,914
(Gains) losses on investment securities	561	57	(85)	492	49	618	0
Derivative credit valuation adjustment	(44)	169	267	(151)	(101)	125	103
Tax on surrender of bank-owned life insurance policies	—	—	—	—	4,141	—	4,141
FDIC special assessment	138	380	2,755	—	—	518	—
Unrealized (gain) on equity method investments	(8,316)	—	—	—	—	(8,316)	—
Core net income	$52,352	$50,332	$65,502	$87,097	$55,730	$102,684	$110,329

One-time non-interest expense items recorded in 2024 (after-tax):
Deposit servicing fees prior to 2024	—	5,405	—	—	—	5,405	—
FDIC premiums prior to 2024	—	3,200	—	—	—	3,200	—
Total one-time non-interest expense items	—	8,605	—	—	—	8,605	—
Adjusted core net income (adjusted for one-time non-interest expense items)	$52,352	$58,937	$65,502	$87,097	$55,730	$111,289	$110,329

Average total assets	$20,985,203	$21,335,229	$21,252,273	$21,978,010	$21,654,735	$21,160,216	$21,355,490

Core return on average assets	1.00%	0.95%	1.22%	1.57%	1.03%	0.98%	1.04%
Adjusted core return on average assets (adjusted for one-time non-interest expense items)	1.00%	1.11%	1.22%	1.57%	1.03%	1.06%	1.04%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Pre-Tax Pre-Provision Net Income and ROAA and Adjusted Core Pre-Tax Pre-Provision Net Income and ROAA - Customers Bancorp						Six Months Ended June 30,
(Dollars in thousands, except per share data)	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	2024	2023
GAAP net income	$58,085	$49,726	$62,092	$86,756	$47,574	$107,811	$101,295
Reconciling items:
Income tax expense	19,032	15,651	21,796	23,470	20,768	34,683	35,331
Provision (benefit) for credit losses	18,121	17,070	13,523	17,856	23,629	35,191	43,232
Provision (benefit) for credit losses on unfunded commitments	1,594	430	(136)	48	(304)	2,024	(24)
Severance expense	2,560	—	639	—	182	2,560	991
Impairments on fixed assets and leases	—	—	—	—	15	—	124
Loss on sale of capital call lines of credit	—	—	—	—	5,037	—	5,037
(Gains) losses on investment securities	744	75	(114)	626	62	819	0
Derivative credit valuation adjustment	(58)	222	361	(192)	(130)	164	129
FDIC special assessment	183	500	3,723	—	—	683	—
Unrealized (gain) on equity method investments	(11,041)	—	—	—	—	(11,041)	—
Core pre-tax pre-provision net income	$89,220	$83,674	$101,884	$128,564	$96,833	$172,894	$186,115

One-time non-interest expense items recorded in 2024:
Deposit servicing fees prior to 2024	—	7,106	—	—	—	7,106	—
FDIC premiums prior to 2024	—	4,208	—	—	—	4,208	—
Total one-time non-interest expense items	—	11,314	—	—	—	11,314	—
Adjusted core pre-tax pre-provision net income (adjusted for one-time non-interest expense items)	$89,220	$94,988	$101,884	$128,564	$96,833	$184,208	$186,115

Average total assets	$20,985,203	$21,335,229	$21,252,273	$21,978,010	$21,654,735	$21,160,216	$21,355,490

Core pre-tax pre-provision ROAA	1.71%	1.58%	1.90%	2.32%	1.79%	1.64%	1.76%

Adjusted core pre-tax pre-provision ROAA (adjusted for one-time non-interest expense items)	1.71%	1.79%	1.90%	2.32%	1.79%	1.75%	1.76%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Return on Average Common Equity and Adjusted Core Return on Average Common Equity - Customers Bancorp						Six Months Ended June 30,
(Dollars in thousands, except per share data)	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	2024	2023
GAAP net income to common shareholders	$54,300	$45,926	$58,223	$82,953	$44,007	$100,226	$94,272
Reconciling items (after tax):
Severance expense	1,928	—	473	—	141	1,928	778
Impairments on fixed assets and leases	—	—	—	—	12	—	98
Loss on sale of capital call lines of credit	—	—	—	—	3,914	—	3,914
(Gains) losses on investment securities	561	57	(85)	492	49	618	0
Derivative credit valuation adjustment	(44)	169	267	(151)	(101)	125	103
Tax on surrender of bank-owned life insurance policies	—	—	—	—	4,141	—	4,141
FDIC special assessment	138	380	2,755	—	—	518	—
Unrealized (gain) on equity method investments	(8,316)	—	—	—	—	(8,316)	—
Core earnings	$48,567	$46,532	$61,633	$83,294	$52,163	$95,099	$103,306

One-time non-interest expense items recorded in 2024 (after-tax):
Deposit servicing fees prior to 2024	—	5,405	—	—	—	5,405	—
FDIC premiums prior to 2024	—	3,200	—	—	—	3,200	—
Total one-time non-interest expense items	—	8,605	—	—	—	8,605	—
Adjusted core earnings (adjusted for one-time non-interest expense items)	$48,567	$55,137	$61,633	$83,294	$52,163	$103,704	$103,306

Average total common shareholders’ equity	$1,576,595	$1,529,211	$1,449,728	$1,373,244	$1,335,408	$1,552,903	$1,304,764

Core return on average common equity	12.39%	12.24%	16.87%	24.06%	15.67%	12.32%	15.97%

Adjusted core return on average common equity (adjusted for one-time non-interest expense items)	12.39%	14.50%	16.87%	24.06%	15.67%	13.43%	15.97%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Pre-Tax Pre-Provision ROCE and Adjusted Core Pre-Tax Pre-Provision ROCE - Customers Bancorp						Six Months Ended June 30,
(Dollars in thousands, except per share data)	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	2024	2023
GAAP net income to common shareholders	$54,300	$45,926	$58,223	$82,953	$44,007	$100,226	$94,272
Reconciling items:
Income tax expense	19,032	15,651	21,796	23,470	20,768	34,683	35,331
Provision (benefit) for credit losses	18,121	17,070	13,523	17,856	23,629	35,191	43,232
Provision (benefit) for credit losses on unfunded commitments	1,594	430	(136)	48	(304)	2,024	(24)
Severance expense	2,560	—	639	—	182	2,560	991
Impairments on fixed assets and leases	—	—	—	—	15	—	124
Loss on sale of capital call lines of credit	—	—	—	—	5,037	—	5,037
(Gains) losses on investment securities	744	75	(114)	626	62	819	0
Derivative credit valuation adjustment	(58)	222	361	(192)	(130)	164	129
FDIC special assessment	183	500	3,723	—	—	683	—
Unrealized (gain) on equity method investments	(11,041)	—	—	—	—	(11,041)	—
Core pre-tax pre-provision net income available to common shareholders	$85,435	$79,874	$98,015	$124,761	$93,266	$165,309	$179,092

One-time non-interest expense items recorded in 2024:
Deposit servicing fees prior to 2024	—	7,106	—	—	—	7,106	—
FDIC premiums prior to 2024	—	4,208	—	—	—	4,208	—
Total one-time non-interest expense items	—	11,314	—	—	—	11,314	—
Adjusted core pre-tax pre-provision net income available to common shareholders	$85,435	$91,188	$98,015	$124,761	$93,266	$176,623	$179,092

Average total common shareholders’ equity	$1,576,595	$1,529,211	$1,449,728	$1,373,244	$1,335,408	$1,552,903	$1,304,764

Core pre-tax pre-provision ROCE	21.79%	21.01%	26.82%	36.04%	28.01%	21.41%	27.68%

Adjusted core pre-tax pre-provision ROCE (adjusted for one-time non-interest expense items)	21.79%	23.98%	26.82%	36.04%	28.01%	22.87%	27.68%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Efficiency Ratio and Adjusted Core Efficiency Ratio - Customers Bancorp						Six Months Ended June 30,
(Dollars in thousands, except per share data)	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	2024	2023
GAAP net interest income	$167,653	$160,385	$172,506	$199,773	$165,271	$328,038	$315,170

GAAP non-interest income	$31,037	$21,231	$18,672	$17,775	$15,997	$52,268	$34,118
Loss on sale of capital call lines of credit	—	—	—	—	5,037	—	5,037
(Gains) losses on investment securities	744	75	(114)	626	62	819	0
Derivative credit valuation adjustment	(58)	222	361	(192)	(130)	164	129
Unrealized (gain) on equity method investments	(11,041)	—	—	—	—	(11,041)	—
Core non-interest income	20,682	21,528	18,919	18,209	20,966	42,210	39,284
Core revenue	$188,335	$181,913	$191,425	$217,982	$186,237	$370,248	$354,454

GAAP non-interest expense	$103,452	$99,169	$93,767	$89,466	$89,297	$202,621	$169,430
Severance expense	(2,560)	—	(639)	—	(182)	(2,560)	(991)
Impairments on fixed assets and leases	—	—	—	—	(15)	—	(124)
FDIC special assessment	(183)	(500)	(3,723)	—	—	(683)	—
Core non-interest expense	$100,709	$98,669	$89,405	$89,466	$89,100	$199,378	$168,315

One-time non-interest expense items recorded in 2024:
Deposit servicing fees prior to 2024	—	(7,106)	—	—	—	(7,106)	—
FDIC premiums prior to 2024	—	(4,208)	—	—	—	(4,208)	—
Total one-time non-interest expense items	—	(11,314)	—	—	—	(11,314)	—
Adjusted core non-interest expense	$100,709	$87,355	$89,405	$89,466	$89,100	$188,064	$168,315

Core efficiency ratio (1)	53.47%	54.24%	46.70%	41.04%	47.84%	53.85%	47.49%

Adjusted core efficiency ratio (adjusted for one-time non-interest expense items) (2)	53.47%	48.02%	46.70%	41.04%	47.84%	50.79%	47.49%

(1) Core efficiency ratio calculated as core non-interest expense divided by core revenue.
(2) Adjusted core efficiency ratio calculated as adjusted core non-interest expense divided by core revenue.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Non-Interest Expense to Average Total Assets and Adjusted Core Non-Interest Expense to Average Total Assets- Customers Bancorp						Six Months Ended June 30,
(Dollars in thousands, except per share data)	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	2024	2023
GAAP non-interest expense	$103,452	$99,169	$93,767	$89,466	$89,297	$202,621	$169,430
Severance expense	(2,560)	—	(639)	—	(182)	(2,560)	(991)
Impairments on fixed assets and leases	—	—	—	—	(15)	—	(124)
FDIC special assessment	(183)	(500)	(3,723)	—	—	(683)	—
Core non-interest expense	$100,709	$98,669	$89,405	$89,466	$89,100	$199,378	$168,315

One-time non-interest expense items recorded in 2024:
Deposit servicing fees prior to 2024	—	(7,106)	—	—	—	(7,106)	—
FDIC premiums prior to 2024	—	(4,208)	—	—	—	(4,208)	—
Total one-time non-interest expense items	—	(11,314)	—	—	—	(11,314)	—
Adjusted core non-interest expense	$100,709	$87,355	$89,405	$89,466	$89,100	$188,064	$168,315

Average total assets	$20,985,203	$21,335,229	$21,252,273	$21,978,010	$21,654,735	$21,160,216	$21,355,490

Core non-interest expense to average total assets	1.93%	1.86%	1.67%	1.62%	1.65%	1.89%	1.59%

Adjusted core non-interest expense to average total assets (adjusted for one-time non-interest expense items)	1.93%	1.65%	1.67%	1.62%	1.65%	1.79%	1.59%

Business Unit Deposits (formerly, Core Deposits, Total Deposits, excluding Wholesale CDs and BMTX student deposits) - Customers Bancorp

(Dollars in thousands, except per share data)	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023
Total deposits	$17,678,093	$17,961,383	$17,920,236	$18,195,364	$17,950,431
Reconciling items:
Wholesale CDs	1,545,885	1,809,573	2,970,615	3,713,933	4,651,054
BMTX student deposits	—	850	1,157	636,951	407,118
Business Unit Deposits (formerly, Core Deposits, Total deposits, excluding wholesale CDs and BMTX student deposits)	$16,132,208	$16,150,960	$14,948,464	$13,844,480	$12,892,259

Tangible Common Equity to Tangible Assets - Customers Bancorp

(Dollars in thousands, except per share data)	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023
GAAP total shareholders’ equity	$1,746,865	$1,691,617	$1,638,394	$1,561,607	$1,456,652
Reconciling items:
Preferred stock	(137,794)	(137,794)	(137,794)	(137,794)	(137,794)
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible common equity	$1,605,442	$1,550,194	$1,496,971	$1,420,184	$1,315,229

GAAP total assets	$20,942,975	$21,347,367	$21,316,265	$21,857,152	$22,028,565
Reconciling items:
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible assets	$20,939,346	$21,343,738	$21,312,636	$21,853,523	$22,024,936

Tangible common equity to tangible assets	7.7%	7.3%	7.0%	6.5%	6.0%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Tangible Book Value per Common Share - Customers Bancorp

(Dollars in thousands, except share and per share data)	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023
GAAP total shareholders’ equity	$1,746,865	$1,691,617	$1,638,394	$1,561,607	$1,456,652
Reconciling Items:
Preferred stock	(137,794)	(137,794)	(137,794)	(137,794)	(137,794)
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible common equity	$1,605,442	$1,550,194	$1,496,971	$1,420,184	$1,315,229

Common shares outstanding	31,667,655	31,521,931	31,440,906	31,311,254	31,282,318

Tangible book value per common share	$50.70	$49.18	$47.61	$45.36	$42.04